Exhibit 3.2

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SEVION THERAPEUTICS, INC.

The undersigned, for purposes of amending the Amended and Restated Certificate of Incorporation of Sevion Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

FIRST: The name of the corporation is Sevion Therapeutics, Inc. (the “Corporation”).

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on January 22, 2007 (the “Restated Certificate”), a Certificate of Amendment of the Restated Certificate was filed with the office of the Secretary of State of Delaware on each of December 13, 2007, September 22, 2009, May 25, 2010, December 22, 2011, April 1, 2013 and October 16, 2013 (effective October 21, 2013), and December 18, 2017 (effective December 19, 2017), two Certificates of Designations were filed with the office of the Secretary of State of Delaware on March 31, 2010 and one Certificate of Designation was filed with the office of the Secretary of State of Delaware on April 30, 2015 (the “Amendment” together with the Restated Certificate, the “Charter”).

THIRD: Article FIRST of the Charter is hereby amended to read, in its entirety, as follows:

“FIRST: The name of the Corporation is Eloxx Pharmaceuticals, Inc. (the “Corporation”).”

FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment shall be deemed effective at 4:01 p.m. on December 19, 2017.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, does hereby execute this Certificate of Amendment to the Amended and Restated Certificate of Incorporation this 18th day of December, 2017.

SEVION THERAPEUTICS, INC.

By:	/s/ David Rector

Name:	David Rector

Title:	Chief Executive Officer